                                                                     EXHIBIT 2.1



                          SHARE EXCHANGE AGREEMENT


         THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 27th day of August, 1996, by and among Ridgeview, Inc., a North Carolina Corporation ("Ridgeview"), and the persons listed on Schedule 1, attached hereto (collectively the "Shareholders"), being all of the shareholders of Interknit, Inc., an Alabama Corporation ("Interknit").

                              Statement of Purpose

         The Shareholders own all of the issued and outstanding capital stock of Interknit. Interknit operates a manufacturing facility in Fort Payne, Alabama for the knitting of hosiery products, most of which are sold to Ridgeview. Interknit also purchases most of the raw materials it uses in the manufacturing of hosiery products from Ridgeview.

         Ridgeview desires to acquire all of the capital stock of Interknit, and the Shareholders, collectively, desire to transfer all of their capital stock of Interknit to Ridgeview in consideration and exchange for an aggregate of 240,000 shares of the common stock of Ridgeview ("Ridgeview Common Stock"). Subject to the completion of the share exchange contemplated hereby (the "Exchange"), Ridgeview intends to make an initial public offering (the "IPO") of approximately 1,840,000 shares of Ridgeview Common Stock (plus up to approximately 240,000 additional shares subject to an underwriters' over allotment option). The first issuance of Ridgeview Common Stock in such IPO is referred to herein as the "IPO Closing" and the date of first issuance is referred to herein as the "IPO Closing Date." The shares of Ridgeview Common Stock to be issued in the IPO are to be registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement on form S-1 (as initially filed and as from time to time amended, the "Registration Statement"), and such shares are to be issued and sold pursuant to an underwriting agreement (the "Underwriting Agreement") by and among Ridgeview and a group of underwriters (the "Underwriters"), the managers of which are expected to be Interstate/Johnson Lane Corporation and Scott & Stringfellow, Inc. The initial per share Price to Public for the Ridgeview Common Stock offered and sold in the IPO, as set forth (or deemed to be set forth in) the Registration Statement at the time it becomes effective, is referred to herein as the "IPO Price."

         NOW, THEREFORE, in Consideration of The Premises and The Mutual Agreements Set Forth Herein, Ridgeview and Each of The Shareholders do Hereby Agree as Follows:

         1.      Exchange of Shares.

         (a) Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), (i) each of the Shareholders severally agrees to deliver and duly transfer, or cause to be duly delivered and transferred, to Ridgeview, all of the shares of common stock of Interknit set forth opposite such Shareholder's name on Schedule 1, free and clear of all liens, encumbrances and adverse claims, in consideration and exchange for the number of shares of Ridgeview Common Stock set forth beside such Shareholder's name on Schedule 1 hereto and (ii) in consideration and exchange for such shares of Common Stock of Interknit, Ridgeview agrees to issue and deliver the certificates representing such shares of Ridgeview Common Stock to the respective Shareholders entitled thereto.

         2.      Appointment of Representatives; Custody Arrangements.

         (a) Each of the shareholders does hereby irrevocably constitute and appoint each of Hugh R. Gaither and Walter L. Bost, Jr. as such Shareholder's agent, custodian, attorney-in-fact and representative (together, the "Representatives"), each with full power to act without the other and with full power of substitution and does hereby authorize each such Representative to act in the name of and on behalf of such Shareholder for the following purposes:

                 (i) Until the Closing or termination of this Agreement pursuant to Section 9 hereof, whichever shall first occur, to hold in custody the certificates (the "Stock Certificates") representing such shareholder's shares of common stock of Interknit and related stock powers duly endorsed, as appropriate to transfer said shares to Ridgeview hereunder (the "Stock Powers"), which Stock Powers are being delivered to the Representatives herewith and which Stock Certificates, if not delivered to the Representatives herewith, will be delivered to the Representatives promptly hereafter;

                 (ii) To deliver the Stock Certificates and the Stock Powers to Ridgeview at the Closing upon the satisfaction or waiver of the conditions therefor described in Section 3(b) hereof; or if the Agreement is terminated in accordance with Section 9 hereof, to deliver them to or as directed by such Shareholder promptly after such termination;

                 (iii) To receive from Ridgeview or any transfer agent engaged by Ridgeview, as applicable, in exchange for the shares represented by such Stock Certificates, the stock certificate or certificates representing the shares of Ridgeview Common Stock issuable to such Shareholder hereunder; and

                 (iv) To do all things and to execute and deliver any and all documents (including the certificates described in Section 3(b)(ii) hereof) on behalf of such Shareholder that may be deemed necessary or advisable by the Representatives in order to effect on behalf of


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

         such Shareholder the transactions contemplated by this Agreement.

         The aforesaid powers and authority of the Representatives are coupled with an interest and shall be irrevocable, notwithstanding the subsequent death, incompetency, liquidation, dissolution or other incapacity of any Shareholder. Without limiting the generality of the foregoing, the Representatives are hereby directed to complete at Closing the transfer of the shares represented by the Stock Certificates and Stock Powers delivered to them, subject only to the express conditions to such transfer set forth herein.

         (b) The Representatives shall not be liable for any action taken pursuant to the authority granted pursuant to this Section 2, or for any failure to act hereunder, or for any other reason except for gross negligence or willful misconduct. Each Shareholder agrees to indemnify and hold the Representatives harmless against all losses, suits, damages, attorney's fees, expenses and liabilities which they may incur or sustain, directly or indirectly, in connection with the authority granted by such Shareholder pursuant to this Section 2 or any claim or legal or arbitration proceeding relating thereto, and will pay such items upon demand.

                 3.       Closing.

         (a) The consummation of the transactions contemplated hereby to effect the Exchange (the "Closing") shall be held at the same location as the IPO Closing and shall occur immediately prior to the completion of the IPO Closing, or at such other time and place as Ridgeview and the Representatives may mutually agree. At the Closing, subject to the fulfillment or waiver of the conditions set forth in subsection (b) below, the parties hereto shall cause the Exchange to be effected in the manner and as provided in Sections 1 and 2 hereof.

         (b) The obligations of each of the parties hereto to complete the Closing and effect the Exchange are contingent upon the fulfillment of each of the following conditions at or before the IPO Closing Date, except to the extent that Ridgeview and the Representatives may, in their absolute discretion, waive any one or more thereof in whole or in part (provided that the conditions described in subsections (i), (ii) and (iii) below may not be waived by the Representatives without the consent of all of the other Shareholders):

                 (i) All of the conditions to the issuance and sale of the Ridgeview Common Stock to the Underwriters in the IPO, other than the condition that the Exchange be consummated, shall have been met or waived, and the Underwriters shall be ready, willing and able to purchase the Ridgeview Common Stock subject only to the effectiveness of the Exchange.





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                 (ii)      The Registration Statement, at the time it shall
         have become effective, or as amended after its effectiveness and prior to the IPO Closing, shall not have contained any material changes from the proposed form of Registration Statement most recently delivered to the Shareholders prior to their execution of this Agreement that adversely affect the interests of the Shareholders, except for any such material adverse changes that have been approved by the Representatives, of which the Shareholders shall have been notified in writing (including by means of delivery of an amendment to the Registration Statement or of the Prospectus included therein reflecting such material changes), and that have been approved (or deemed approved) by all of the Shareholders. Any such material adverse change shall be conclusively deemed to have been approved by a Shareholder unless the Shareholder gives the Representatives written notice of objection thereto not later than the next day after the date on which notice of such change is given to such Shareholder. No changes shall be deemed material changes for these purposes unless such changes are such that the recirculation of the Prospectus or Preliminary Prospectus included in the Registration Statement is required as a condition to acceleration of the effectiveness of the Registration Statement.

                 (iii) The representations and warranties of each party set forth in this Agreement shall be true and correct in all material respects immediately prior to the Closing with the same force and effect as though made at such time; all terms, covenants and conditions to be complied with and performed by each party under this Agreement at or before the Closing shall have been duly complied with and duly performed; and Ridgeview and the Representatives shall have delivered at the Closing certificates to such effect.

                 (iv) No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

         4. Representations and Warranties of Ridgeview. To induce the Shareholders to enter into this Agreement and to effect the





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

Exchange hereunder, Ridgeview hereby represents and warrants that:

         (a) Ridgeview is a corporation duly organized and validly existing in good standing under the laws of the State of North Carolina, with full corporate power and authority to conduct its business as now conducted and to enter into and perform its obligations hereunder.

         (b) The authorized capital stock of Ridgeview currently consists of 12,500 shares of Ridgeview Common Stock, of which 10,561 shares are issued and outstanding. The shareholders of Ridgeview have approved amended and restated Articles of Incorporation of Ridgeview that will be filed prior to the effectiveness of the Registration Statement that increase Ridgeview's authorized capital stock to 22,000,000 shares divided into 20,000,000 shares of Ridgeview Common Stock and 2,000,000 shares of Preferred Stock, which may be issued in one or more series with such designations, preferences, limitations and relative rights as the Board of Directors of Ridgeview may determine from time to time in accordance with applicable law. Ridgeview's Board of Directors has declared a stock dividend, effective as of the date on which the Underwriting Agreement is signed, that will result in the issuance of approximately 129 additional shares for each share of Ridgeview common stock then outstanding, the effect of which will be to increase the number of shares of Ridgeview Common Stock issued and outstanding as of such date, together with the 1,520,000 shares of Ridgeview Common Stock to be issued and sold to the Underwriters and the 240,000 shares of Ridgeview Common Stock to be issued pursuant to the Exchange, to 3,120,00 shares (3,360,000 if the Underwriters exercise the over-allotment option to purchase an additional 240,000 shares the Company expects to grant to them in the Underwriting Agreement). There are no other outstanding options, warrants, conversion rights or other rights which could entitle any person to acquire, or require Ridgeview to issue, any additional shares of its capital stock, other than the obligations of Ridgeview hereunder to issue shares of Ridgeview Common Stock in the Exchange and the proposed issuance of Ridgeview Common Stock in the IPO. Each of the shares of Ridgeview Common Stock to be issued to the Shareholders in the Exchange hereunder will be, when so issued, duly and validly issued, fully paid and nonassessable.

         (c) This Agreement and the Exchange have been approved by all requisite corporate action on the part of Ridgeview, and this Agreement constitutes the legal, valid and binding obligation of Ridgeview. There are no pending corporate proceedings of Ridgeview for any dissolution or liquidation of Ridgeview or any merger or consolidation or similar transaction to which Ridgeview would be a party, other than with respect to the Exchange.

         (d) Ridgeview's execution and delivery of this Agreement and performance of its obligations hereunder, including effecting the Exchange hereunder, do not and will not conflict with, violate or result in any default under Ridgeview's Articles of Incorporation or Bylaws or any mortgage, indenture, agreement, instrument or other contract to which Ridgeview is a party or by which Ridgeview or its property is bound, nor will they violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Ridgeview is subject, nor do they or will they require the consent of, or any prior filing with or notice to, any governmental authority or other third party not theretofore obtained, made or given.

         (e) The Registration Statement will not, when such Registration Statement becomes effective and thereafter until the IPO Closing, contain an untrue statement as to a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not extend to any Shareholder with respect to any information therein about such Shareholder provided by such Shareholder.

         5. Representations and Warranties of Shareholders. To induce each of the other parties hereto to enter into this Agreement and to effect the Exchange hereunder, each of the Shareholders hereby severally represents and warrants that:

         (a) Such Shareholder is the record and beneficial owner of the shares of common stock of Interknit set forth beside such Shareholder's name in
Schedule 1 hereto with full right, power and authority to dispose of all such shares (upon the termination of the Stock Purchase Agreement defined and described in Section 7 of this Agreement), such Shareholder claims no interest in, or rights to acquire any additional shares of Interknit other than the shares set forth by such Shareholder's name in Schedule 1 hereto and the shares set forth by such Shareholder's name in Schedule 1 represent all the shares of common stock of Interknit owned by such Shareholder. Such Shareholder owns such shares free and clear of any and all liens, encumbrances and adverse claims, other than Permitted Pledges, and will transfer such shares to Ridgeview in the Exchange free and clear of any and all liens, encumbrances and adverse claims. A "Permitted Pledge" means an existing pledge of such shares to secure indebtedness, provided that arrangements satisfactory to Ridgeview and the Representatives have been made with the pledgee of such shares to assure that the Stock Certificates representing such shares will be promptly delivered to the Representatives to be held in custody by them hereunder, and will be duly transferred to Ridgeview at the Closing free and clear of such pledge and all other liens encumbrances and adverse claims.

         (b) Such Shareholder has no other claims against Interknit or any of its directors or officers that have not been satisfied or released prior to the date hereof.





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

         (c) Such Shareholder has no rights to have any shares of common stock of Interknit registered under the Securities Act for public sale.

         (d) Such Shareholder has received a copy of the proposed form of the Registration Statement prepared for filing under the Securities Act and, to the best of such Shareholder's knowledge, such Registration Statement does not contain an untrue statement as to a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (e) Such Shareholder has received such information (including the proposed form of the Registration Statement and current financial statements for Interknit) relating to the business and affairs of Ridgeview and Interknit as such Shareholder deems necessary or desirable for purposes of entering into this Agreement or otherwise has requested, and all additional information which such Shareholder has considered necessary to verify the accuracy of the information so received. Such Shareholder is familiar with the business and affairs of Ridgeview and Interknit and, in addition, such Shareholder has had the opportunity to ask questions of, and receive answers and obtain additional information from, management of Ridgeview and Interknit concerning the Registration Statement and the business and affairs of Ridgeview and Interknit. Such Shareholder, either alone or together with such Shareholder's advisors, has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of acquiring the shares of Ridgeview Common Stock hereunder and has participated, if and to the extent such Shareholder has desired to participate, in the discussions, negotiations and analyses pursuant to which the number of shares of Ridgeview Common Stock to be issued in the Exchange was determined. On the basis of the foregoing, such Shareholder is familiar with the operations, business plans and financial condition of Ridgeview and is in a position to make an informed decision to enter into this Agreement and acquire Ridgeview Common Stock as consideration for such Shareholder's shares of common stock of Interknit. Such Shareholder's financial position is such that such Shareholder can afford to retain such shares for an indefinite period of time without realizing any direct or indirect cash return on such Shareholder's investment.

         (f) Such Shareholder understands that Ridgeview proposes to issue and deliver to such Shareholder the shares of Ridgeview Common Stock pursuant to this Agreement without compliance with the registration requirements of the Securities Act or any state securities laws in reliance upon one or more exemptions therefrom, and that for such purpose, Ridgeview will rely upon the representations, warranties, covenants and agreements contained in this Section 5.

         (g) Such Shareholder understands that, under the Securities Act and existing rules of the Securities and Exchange Commission





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

(the "SEC"), such Shareholder may be unable to sell such Shareholder's shares of Ridgeview Common Stock except to the extent that such Shareholder's shares of Ridgeview Common Stock may be sold (i) pursuant to an effective registration statement covering such shares pursuant to the Securities Act or (ii) in accordance with, and subject to the conditions and limitations of, Rule 144 under the Securities Act ("Rule 144"), including the condition that such shares be held for a period of at least two years prior to such resale. Such Shareholder understands that Ridgeview is under no obligation to effect a registration of the shares of Ridgeview Common Stock delivered to such Shareholder hereunder under the Securities Act and that the shares of Ridgeview Common Stock to be issued to such Shareholder will be deemed to be "restricted securities" under Rule 144. Such Shareholder understands that as "restricted securities," under current law such shares will generally not be eligible for resale pursuant to Rule 144 for a period of two years following the Exchange, and after such period any resales under Rule 144 will be subject to other restrictions as to the volume that may be sold in any three-month period, as to the manner of sale, and as to other matters, which restrictions will continue for at least another one year period, or thereafter for so long as such Shareholder is deemed to be an "affiliate" of Ridgeview.

         (h) Such Shareholder is acquiring such Shareholder's shares of Ridgeview Common Stock for such Shareholder's own account for investment purposes and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

         (i) Such Shareholder acknowledges and agrees that the certificates for the shares of Ridgeview Common Stock issued to such Shareholder shall bear an appropriate legend giving notice of the restrictions on transfer imposed by applicable securities laws, and that Ridgeview may lodge appropriate stop transfer instructions with its transfer agent to prevent any purported transfers in violation of applicable securities laws or of this Agreement.

         6.      Certain Covenants and Agreements.

         (a) From the date hereof through the Closing, unless each of the parties hereto consents otherwise in writing and except for the transactions contemplated hereby in connection with the Exchange and the transactions contemplated by or described in the Registration Statement, (i) Ridgeview agrees that it will conduct its business only in the ordinary course, will not amend its Articles of Incorporation (except as herein before indicated) or Bylaws, will not issue or obligate itself to issue any additional shares of its capital stock (other than shares to be issued in the IPO and the shares to be issued in the payment of the stock dividend effective upon signing of the Underwriting Agreement), and will not take any other action which would cause any representation or warranty made in Section 4 hereof to be incorrect in any material respect if such representation or warranty were made on any date from the date hereof through the Closing and
(ii) each of the Shareholders agrees that (A) such Shareholder will continue to own the shares of Interknit set forth beside such Shareholder's name on
Schedule 1 hereto in the manner and as described in Section 5(a) of this Agreement and (B) such Shareholder will use its best efforts (given the voting power or official position of such Shareholder) to see that Interknit conducts its business only in the ordinary course, does not amend its Articles or Certificate of Incorporation (as applicable) or Bylaws, and does not issue or obligate itself to issue any additional shares of capital stock.

         (b) Ridgeview has provided to each of the Shareholders a copy of the Registration Statement in substantially the form proposed to be filed with the SEC and Ridgeview covenants and agrees to provide each Shareholder, upon request, with a copy of any amendment thereto promptly after such amendment is filed and with copies of any exhibits thereto requested to be provided.

         (c) Ridgeview agrees to use its reasonable best efforts to proceed with and consummate the IPO in the manner contemplated by the Registration Statement.

         (d) Each of the parties hereto hereby covenants and agrees with the others that at any time and from time to time it will promptly execute and deliver to the others such further assurances, instruments; and documents and take such further action as any of the others may reasonably request in order to carry out the full intent and purpose of this Agreement.

         7. Termination of Shareholders' Agreements. The Shareholders acknowledge that they have each entered into an agreement, dated October 1, 1993, and an agreement dated January 15, 1995 (collectively, the "Stock Purchase Agreement") with Interknit and the other shareholders of Interknit pursuant to which, under certain circumstances, they have (i) granted Interknit and such other shareholders the right to purchase their shares of capital stock of Interknit and (ii) received the right to sell their shares of capital stock of Interknit to Interknit or such other shareholders. The Shareholders agree that the Stock Purchase Agreements and any other similar such agreements pursuant to which any of the Shareholders have granted any other individuals any rights with respect to their shares of capital stock of Interknit shall be terminated in all respects effective as of the Closing.

         8.      Indemnification.

         (a) Shareholders agree, jointly and severally, to indemnify and hold Ridgeview harmless from any loss, liability, cost or expense, including without limitation reasonable attorneys' fees, suffered by Ridgeview resulting from or arising out of:

                       (i) Any material breach by Shareholders in the performance of their respective obligations or covenants under this Agreement;

                      (ii) Any material breach of any of the representations or warranties made by Shareholders in this Agreement; and

                     (iii) All actions, suits, proceedings, claims, demands, assessments or judgments incident to any of the foregoing.

         9. Termination. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing by the following parties under the following circumstances: (a) by Ridgeview and the Representatives by their mutual consent; or (b) by any of the parties hereto, upon notice to the others, if the Closing shall not have occurred by December 31, 1996 or such later date to which all of the parties hereto shall have otherwise agreed.
Upon any such termination of this Agreement, the Representatives covenant and agree to return the Stock Certificates and Stock Powers to the applicable Shareholders as promptly as reasonably practicable following such termination.

         10. Notices. Any notice to be given to a party in connection with this Agreement shall be in writing addressed to such party at such party's "Notice Address" set forth below such party's signature hereto, which Notice Address may be changed from time to time by such party by notice thereof to the other parties as herein provided. Any such notice shall be deemed effectively given to a party on the second day after the date of mailing when mailed to such party by first class registered or certified United States mail, postage prepaid, addressed to such party at such party's Notice Address, or, if earlier, when actually delivered to such party's Notice Address directed to such party or when actually received by, such party. Notwithstanding the foregoing, no notice to the Representatives, in their capacity as such, shall be deemed effective until actual receipt by one of them.

         11. Integration. This Agreement constitutes the final, complete and exclusive statement of the agreement among the parties hereto as to the subject matter hereof, and all other prior or contemporaneous oral or written agreements of the parties hereto with respect to the subject matter hereof are merged herein and superseded hereby.

         12. Amendment. This Agreement may be modified or amended only by express agreement of the parties hereto in writing, assenting to such modification or amendment.

         13. Waivers. No waiver by any party of any provision hereof or part thereof at any time shall constitute or evidence a waiver by such party of any other provision or other part of such provision or of the same provision or part at any other time.

         14. Assignment. No party may assign its rights or delegate its duties hereunder without the prior written consent of all of the other parties.

         15. Severability. The parties have entered into this Agreement for the purposes herein expressed, with the intention that this Agreement be given full effect to carry out such purposes. Therefore, consistent with the effectuation of the purposes hereof, the invalidity or unenforceability of any provision hereof or part thereof shall not affect the validity or enforceability of any other provision hereof or any other part of such provision.

         16. Construction. The section headings and subheadings in this Agreement have been inserted for convenience of reference only and shall be ignored in any construction of the provisions hereof. Unless the context requires a contrary meaning, whenever used in this Agreement a pronoun in any gender shall include the remaining genders; the singular shall include the plural and the plural the singular; the word "any" shall mean one or more or all; the conjunction "or" shall include both the conjunctive and disjunctive; and the word "person" may refer to an entity or group as well as to a natural person.

         17. Benefits and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         18. Governing Law. The validity and construction of this Agreement shall be governed by the substantive laws of the State of North Carolina.

         19. Counterparts. This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed an original.

         20. Effectiveness. This Agreement shall be effective as of the date hereinabove set forth upon the execution and delivery hereof by each party hereto of a counterpart hereof (whether or not the same counterpart). Upon such execution, one or more complete counterparts of this Agreement may be assembled using the signature pages from various separately executed counterparts.

         IN WITNESS WHEREOF, Ridgeview has caused this Agreement to be duly executed by its duly authorized officers and the Shareholders have each duly executed this Agreement, under seal as of the day and year first above written.

RIDGEVIEW:                                 RIDGEVIEW, INC.


(CORPORATE: SEAL]

ATTEST:


/s/ J. Michael Gaither                     By:/s/ Hugh R. Gaither
- --------------------------------              -------------------------
Name:  J. Michael Gaither                     Name:  Hugh R. Gaither
Title: Secretary                              Title: President and Chief
                                                     Executive Officer

                                           Notice Address:

                                           2101 North Main Avenue
                                           Newton, North Carolina  28658
                                           Attention: President



THE REPRESENTATIVES:                       /s/ Hugh R. Gaither         [SEAL]
                                           ----------------------------
                                           Hugh R. Gaither


                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 North Main Avenue
                                           Newton, North Carolina  28658


                                           /s/ Walter L. Bost, Jr.    [SEAL]
                                           ---------------------------
                                           Walter L. Bost, Jr.

                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 North Main Avenue
                                           P.O. Box 8
                                           Newton, NC  28658

THE SHAREHOLDERS:                          /s/ Hugh R. Gaither        [SEAL]
                                           ---------------------------
                                           Hugh R. Gaither

                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 N. Main Avenue
                                           P.O. Box 8
                                           Newton, NC  28658


                                           /s/ William D. Durrant     [SEAL]
                                           ---------------------------
                                           William D. Durrant

                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 N. Main Avenue
                                           P.O. Box 8
                                           Newton, NC  28658


                                           /s/ Walter L. Bost, Jr.    [SEAL]
                                           ---------------------------
                                           Walter L. Bost, Jr.

                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 N. Main Avenue
                                           P.O. Box 8
                                           Newton, NC  28658


                                           /s/ Joseph G. Royall       [SEAL]
                                           ---------------------------
                                           Joseph G. Royall

                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 N. Main Avenue
                                           P.O. Box 8
                                           Newton, NC  28658


                                           /s/ Albert C. Gaither      [SEAL]
                                           ---------------------------
                                           Albert C. Gaither

                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 N. Main Avenue
                                           P.O. Box 8
                                           Newton, NC  28658

                                           /s/ Susan Gaither Jones    [SEAL]
                                           ---------------------------
                                           Susan Gaither Jones

                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 N. Main Avenue
                                           P.O. Box 8
                                           Newton, NC  28658


                                           /s/ J. Robert Gaither, Jr. [SEAL]
                                           ---------------------------
                                           J. Robert Gaither, Jr.

                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 N. Main Avenue
                                           P.O. Box 8
                                           Newton, NC  28658


                                           /s/ Marc H. Swinnen        [SEAL]
                                           ---------------------------
                                           Marc H. Swinnen

                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 N. Main Avenue
                                           P.O. Box 8
                                           Newton, NC  28658


                                           /s/ Michael A. Horne       [SEAL]
                                           ---------------------------
                                           Michael A. Horne

                                           Notice Address:

                                           c/o Ridgeview, Inc.
                                           2101 N. Main Avenue
                                           P.O. Box 8
                                           Newton, NC  28658

                SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT DATED
              AUGUST 27, 1996 BY AND AMONG RIDGEVIEW, INC. A NORTH
                 CAROLINA CORPORATION, AND THE SHAREHOLDERS OF
                    INTERKNIT, INC., AN ALABAMA CORPORATION



                                        /s/ Douglas E. Reagor      [SEAL]
                                        ---------------------------
                                        Douglas E. Reagor

                                        Notice Address:

                                        1906 Barclay Place
                                        Richardson, TX  75081

                SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT DATED
              AUGUST 27, 1996 BY AND AMONG RIDGEVIEW, INC. A NORTH
                 CAROLINA CORPORATION, AND THE SHAREHOLDERS OF
                    INTERKNIT, INC., AN ALABAMA CORPORATION



                                        /s/ Daniel J. Stubbs       [SEAL]
                                        ---------------------------
                                        Daniel J. Stubbs

                                        Notice Address:

                                        Route 7, Box 745 B1
                                        Ft. Payne, AL  35967


                                        /s/ Harold S. Houck        [SEAL]
                                        ---------------------------
                                        Harold S. Houck

                                        Notice Address:

                                        4205 Roden Drive
                                        Ft. Payne, AL  35967

                SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT DATED
              AUGUST 27, 1996 BY AND AMONG RIDGEVIEW, INC. A NORTH
                 CAROLINA CORPORATION, AND THE SHAREHOLDERS OF
                    INTERKNIT, INC., AN ALABAMA CORPORATION


                                        /s/ J. Michael Gaither     [SEAL]
                                        ---------------------------
                                        J. Michael Gaither

                                        Notice Address:

                                        315 West 7th Street
                                        Newton, NC  28658

                                   SCHEDULE 1


                                                                  RIDGEVIEW
                                                                  SHARES OF
                                                INTERKNIT       COMMON STOCK
                                              COMMON SHARES    TO BE RECEIVED
INTERKNIT SHAREHOLDERS                            OWNED         IN EXCHANGE
- ----------------------                        -------------    ---------------
Hugh R. Gaither                                    77.5             37,200
William D. Durrant                                 77.5             37,200
Walter L. Bost, Jr.                                50.0             24,000
Joseph G. Royall                                   50.0             24,000
Albert C. Gaither                                  35.0             16,800
Susan Gaither Jones                                35.0             16,800
Michael A. Horne                                   35.0             16,800
Douglas E. Reagor                                  35.0             16,800
Marc H. Swinnen                                    35.0             16,800
Daniel J. Stubbs                                   30.0             14,400
J. Robert Gaither, Jr.                             17.5              8,400
J. Michael Gaither                                 17.5              8,400
Harold S. Houck                                     5.0              2,400
                                                  -----            -------

                          TOTALS                    500            240,000
